UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 23, 2023, Enstar Group Limited ("Enstar" or the “Company”) entered into a purchase agreement (the "Agreement") with Canada Pension Plan Investment Board, a Canadian federal Crown corporation (“CPP Investments”), pursuant to which Enstar agreed to repurchase 1,597,712 non-voting ordinary shares of the Company (the “Shares”) for an aggregate price of $341 million. The Shares consist of 1,192,941 Series C non-voting ordinary shares, par value $1.00 per share and 404,771 Series E non-voting ordinary shares, par value $1.00 per share, and comprise all of the outstanding non-voting ordinary shares of the Company. The purchase price for the Shares under the Agreement is $213.13 per share, representing a 5% discount to the trailing 10-day volume weighted average price of Enstar's voting ordinary shares as of the close of business on March 22, 2023. Following the repurchase of the Shares, which was completed on March 28, 2023, CPP Investments holds 9.4% of Enstar’s outstanding voting ordinary shares and remains contractually entitled to appoint a director representative on the Company's board of directors. CPPIB Epsilon Ontario Limited Partnership will continue to hold 4.6% of Enstar’s outstanding voting ordinary shares.
The Company funded the repurchase under the Agreement using cash on hand and short-term liquidity provided from its existing unsecured revolving credit facility. The Agreement contains customary representations, warranties and covenants of the parties.
The foregoing is a summary description of certain terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01. Other Events.
As a result of the repurchase of the Shares under the Agreement, the Company has terminated its existing share repurchase program scheduled to expire on February 23, 2024.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Purchase Agreement dated as of March 23, 2023 by and among Enstar Group Limited and Canada Pension Plan Investment Board.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

March 28, 2023	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary